Exhibit 99.A
News
For Immediate Release

El Paso Corporation Announces Early Tender Results

HOUSTON, TEXAS, July 27, 2011—El Paso Corporation (NYSE: EP) today announced that as of 5:00 p.m., New York City time, on July 26, 2011 (the “Early Tender Date”) the following principal amounts of the outstanding senior notes listed below (the “Notes”) have been tendered under the previously announced cash tender offers (the “Tender Offers”) for such notes as reported by the depositary for the Tender Offers.

Title of Notes	CUSIP Number	Principal Amount Outstanding prior to the Early Tender Date	Principal Amount Tendered

Any and All Notes:
9.625% Senior Debentures due 2012	190441AP0(1)	$570,000	$25,000
9.625% Senior Notes due 2012	28336LAZ2	$27,583,000	$16,040,000
8.250% Senior Notes due 2016	28336LBT5	$67,867,000	$590,000
6.950% Senior Debentures due 2028	190441AW5(1)	$896,000	$525,000
6.950% Senior Notes due 2028	28336LBD0	$173,534,000	$142,815,000
7.420% Senior Debentures due 2037	190441AT2(1)	$236,000	$50,000
7.420% Senior Notes due 2037	28336LBH1	$160,218,000	$113,650,000

Dutch Auction Notes:
6.875% Senior Notes due 2014	28336LBM0	$375,000,000	$223,403,000
7.000% Senior Notes due 2017	28336LBQ1	$900,000,000	$303,453,000
7.250% Senior Notes due 2018	28336LBR9	$575,000,000	$232,517,000
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(1)
Originally issued at The Coastal Corporation and were exchanged for El Paso Corporation Notes in December 2005.  Amounts outstanding for these Debentures are small positions which were not exchanged in that exchange offer and were assumed by the Company on December 31, 2005.

Any and All Tender Offers

Today, El Paso accepted all of the 9.625% Senior Debentures due 2012 (the “9.625% Debentures”), all of the 9.625% Senior Notes due 2012 (the “9.625% Notes”), all of the 8.250% Senior Notes due 2016 (the “8.250% Notes”), all of the 6.950% Senior Debentures due 2028 (the “6.950% Debentures”), all of the 6.950% Senior Notes due 2028 (the “6.950% Notes”), all of the 7.420% Senior Debentures due 2037 (the “7.420% Debentures”) and all of the 7.420% Senior Notes due 2037 (the “7.420% Notes” and, together with the 9.625% Debentures, the 9.650% Notes, the 8.250% Notes, the 6.950% Debentures, the 6.950% Notes and the 7.420% Debentures, the “Any and All Notes”) validly tendered on or prior to the Early Tender Date.  El Paso expects to make payment for such accepted Any and All Notes on July 29, 2011.  The holders of the 9.625% Debentures, 9.625% Notes, 8.250% Notes, 6.950% Debentures, 6.950% Notes, 7.420% Debentures and  7.420% Notes that were accepted for purchase will receive Total Consideration of $1,070, $1,070, $1,140, $1,125, $1,125, $1,170 and $1,170, respectively, per $1,000 principal amount tendered, plus accrued and unpaid interest from the last interest payment date to, but not including, the settlement date.

Dutch Auction Tender Offers

Also described in El Paso’s Offer to Purchase dated July 13, 2011 (the “Offer to Purchase”) are offers by El Paso to purchase the 6.875% Senior Notes due 2014, the 7.000% Senior Notes due 2017 and the 7.250% Senior Notes due 2018 (collectively, the “Dutch Auction Notes”) such that the aggregate amount of the consideration (excluding accrued interest and fees and expenses) paid for the Dutch Auction Notes tendered is equal to $750,000,000 less the aggregate amount of the consideration (excluding accrued interest and fees and expenses) paid for the Any and All Notes tendered and accepted for purchase (the “Maximum Dutch Auction Tender Offer Amount”).  After paying for the Any and All Notes validly tendered on or prior to the Early Tender Date, the Maximum Dutch Auction Tender Offer Amount available to purchase Dutch Auction Notes is $437,851,350.  The aggregate amount of the consideration (excluding accrued interest and fees and expenses) paid for Any and All Notes that are validly tendered after the Early Tender Date but prior to 11:59 p.m., New York City time, on August 9, 2011 (the “Expiration Date”) and accepted for purchase will reduce the amount available to purchase Dutch Auction Notes.  As of the Early Tender Date, Holders of Dutch Auction Notes have tendered $759,473,000 and as such will be subject to proration as described in the Offer to Purchase.

The Total Consideration or Tender Offer Consideration, as applicable, will be determined based on a formula consisting of a "base price" per $1,000 principal amount of Dutch Auction Notes, plus a "clearing premium" to be determined pursuant to the modified "Dutch Auction."

The clearing premium will be determined by consideration of the "bid price" specified by each Holder that tenders Dutch Auction Notes into the applicable Dutch Auction Tender Offer, which represents the minimum Total Consideration such Holder is willing to receive for those Dutch Auction Notes. The bid price each Holder specifies with respect to a particular series of Dutch Auction Notes must be within the following ranges:

Series of Notes	Base Price	Maximum Bid Price
6.875% Senior Notes due June 15, 2014	$1,115.00	$1,145.00
7.000% Senior Notes due June 15, 2017	$1,135.00	$1,165.00
7.250% Senior Notes due June 1, 2018	$1,135.00	$1,165.00

With respect to each Dutch Auction Tender Offer, the "clearing premium" will be determined by consideration of the "bid premiums" (equal to the excess of each “bid price” over its respective Base Price) of all validly tendered (and not withdrawn) Dutch Auction Notes in order of lowest to highest bid premiums. The clearing premium will be:

•
The lowest single premium such that for all tenders of Dutch Auction Notes whose bid price results in a bid premium equal to or less than this single lowest premium we will be able to spend the Maximum Dutch Auction Tender Offer Amount; or

•
In the event that the number of Dutch Auction Notes that are tendered would result in El Paso spending less than the Maximum Dutch Auction Tender Offer Amount, the highest Bid Premium with respect to any Dutch Auction Notes validly tendered (and not withdrawn).

Assuming there are no additional tenders of Notes prior to the Expiration Date, the clearing premium for the Dutch Auction Tender Offers will be $27.50 based on the tenders of Notes received (and not withdrawn) on or prior to the Early Tender Date.

With respect to each Dutch Auction Tender Offer, if the aggregate amount of Dutch Auction Notes validly tendered (and not withdrawn) at or above the clearing premium would cause El Paso to spend more than the Maximum Dutch Auction Tender Offer Amount, then, subject to the terms and conditions of the Dutch Auction Tender Offers, El Paso will accept for purchase, first, all Dutch Auction Notes validly tendered (and not withdrawn) at a bid premium less than the clearing premium, and thereafter, Dutch Auction Notes validly tendered (and not withdrawn) with a bid premium equal to the clearing premium on a prorated basis.

General

Holders of Notes who have not already tendered all of their Notes may continue to do so at any time at or prior to the Expiration Date unless earlier terminated by El Paso.  Withdrawal rights for the Tender Offers have expired.

Subject to the terms and conditions set forth in the Offer to Purchase, including the Maximum Dutch Auction Tender Offer Amount and proration in the case of the Dutch Tender Offers, Notes that are validly tendered after the Early Tender Date but on or prior to the Expiration Date and that El Paso accepts for purchase will receive only the applicable Tender Offer Consideration and will not receive the applicable Early Tender Payment (each as defined in the Offer to Purchase).  Payment of the applicable Tender Offer Consideration will be made on the final settlement date, which is expected to be August 10, 2011, the first business day following the Expiration Date.

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The complete terms and conditions of each Tender Offer is set forth in the Offer to Purchase, and a related Letter of Transmittal, along with any amendments and supplements thereto, which holders are urged to read carefully before making any decision with respect to the Tender Offers. Copies of the Offer to Purchase and the Letter of Transmittal may be obtained from Global Bondholder Services Corporation, the depositary and information agent for the tender offers, at (212) 430-3774 (banks and brokers) or (866) 952-2200 (all others). Questions regarding the tender offers also may be directed to the dealer managers for the Tender Offers, Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect) or Deutsche Bank Securities Inc. at (855) 287-1922 (toll-free) or (212) 250-7527 (collect).

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. El Paso is making the Tender Offers only by, and pursuant to the terms of, the Offer to Purchase and a Letter of Transmittal. The Tender Offers are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of El Paso, the depositary and information agent, the dealer managers or the trustees with respect to the Notes, or any of El Paso’s or their respective affiliates, makes any recommendation as to whether holders should tender or refrain from tendering, all or any portion of their Notes in response to the applicable Tender Offers.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner.  The company owns North America’s largest interstate natural gas pipeline system, one of North America’s largest independent oil and natural gas producers and an emerging midstream business.  For more information, visit www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements

This release includes certain forward-looking statements and projections. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, unfavorable market conditions, and our ability to successfully complete the Tender Offers. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Contacts
Investor and Media Relations
Bruce Connery, Vice President
(713) 420-5855

Media Relations
Bill Baerg, Manager
(713) 420-2906